Exhibit 99.2

Maison

SABRA
HEALTH CARE REIT, INC.

Supplemental Information
June 30, 2016
(Unaudited)

Disclaimer
Certain statements in this supplement contain “forward-looking” information as that term is defined by the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements. Examples of forward-looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations. You can identify some of the forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “may” and other similar expressions, although not all forward-looking statements contain these identifying words.

Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on Genesis Healthcare, Inc. (“Genesis”) and certain wholly owned subsidiaries of Holiday AL Holdings LP until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; changes in foreign currency exchange rates; our ability to raise capital through equity and debt financings; the impact of required regulatory approvals of transfers of healthcare properties; the effect of increasing healthcare regulation and enforcement on our tenants and the dependence of our tenants on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; the effect of our tenants declaring bankruptcy or becoming insolvent; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the ownership limits and anti-takeover defenses in our governing documents and Maryland law, which may restrict change of control or business combination opportunities; the impact of a failure or security breach of information technology in our operations; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.
Note Regarding Non-GAAP Financial Measures
This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of FFO, Normalized FFO, AFFO and Normalized AFFO” in this supplement.
Tenant and Borrower Information
This supplement includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. Genesis is subject to the reporting requirements of the SEC and is required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to our tenants and borrowers that is provided in this supplement has been provided by such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Genesis's filings with the SEC can be found at www.sec.gov.

Company Information
Board of Directors

Richard K. Matros Chairman of the Board, President and Chief Executive Officer Sabra Health Care REIT, Inc.	Michael J. Foster Managing Director RFE Management Corp.

Milton J. Walters President Tri-River Capital	Robert A. Ettl Chief Operating Officer Harvard Management Company

Craig A. Barbarosh Partner Katten Muchin Rosenman LLP
Senior Management

Richard K. Matros Chairman of the Board, President and Chief Executive Officer	Harold W. Andrews, Jr. Executive Vice President, Chief Financial Officer and Secretary

Talya Nevo-Hacohen Executive Vice President, Chief Investment Officer and Treasurer
Other Information

Corporate Headquarters 18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	Transfer Agent American Stock Transfer and Trust Company 6201 15th Avenue Brooklyn, NY 11219
www.sabrahealth.com

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.

On Sabra's website, www.sabrahealth.com, you can access, free of charge, Sabra’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through their website, www.sec.gov.

For more information, contact Harold W. Andrews, Jr., Executive Vice President, Chief Financial Officer and Secretary at (949) 679-0243.

1

SABRA HEALTH CARE REIT, INC.
COMPANY FACT SHEET
Company Profile
Sabra Health Care REIT, Inc., a Maryland corporation (“Sabra,” the “Company” or “we”), operates as a self-administered, self-managed real estate investment trust (“REIT”) that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra primarily generates revenues by leasing properties to tenants and operators throughout the United States and Canada.
As of June 30, 2016, Sabra’s investment portfolio included 178 real estate properties held for investment and leased to operators/tenants under triple-net lease agreements (consisting of (i) 102 Skilled Nursing/Transitional Care facilities, (ii) 75 Senior Housing facilities, and (iii) one Acute Care Hospital), 14 investments in loans receivable (consisting of (i) six mortgage loans, (ii) three construction loans, (iii) one mezzanine loan, (iv) three pre-development loans and (v) one debtor-in-possession loan ("DIP")), and 11 preferred equity investments. Included in the 178 real estate properties held for investment are two 100% owned Senior Housing facilities leased through RIDEA-compliant structures. As of June 30, 2016, Sabra’s real estate properties held for investment included 18,390 beds/units, spread across the United States and Canada.
Objectives and Strategies
Our objectives are to grow our investment portfolio while diversifying our portfolio by tenant, asset class and geography within the healthcare sector. We plan to achieve these objectives primarily through making investments directly or indirectly in healthcare real estate. We may also achieve our objective of diversifying our portfolio by tenant and asset class through select asset sales and other arrangements with Genesis.
We expect to continue to grow our portfolio primarily through the acquisition of assisted living, independent living and memory care facilities in the U.S and Canada and with a secondary focus on acquiring Skilled Nursing/Transitional Care facilities in the U.S. We have and will continue to opportunistically acquire other types of healthcare real estate, originate financing secured directly or indirectly by healthcare facilities and invest in the development of Senior Housing and Skilled Nursing/Transitional Care facilities. We also expect to expand our portfolio through the development of purpose-built healthcare facilities through pipeline agreements and other arrangements with select developers. We further expect to work with existing operators to identify strategic development opportunities. These opportunities may involve replacing or renovating facilities in our portfolio that may have become less competitive and new development opportunities that present attractive risk-adjusted returns. In addition to pursuing acquisitions with triple-net leases, we expect to continue to pursue other forms of investment, including investments in Senior Housing through RIDEA-compliant structures, mezzanine and secured debt investments, and joint ventures for Senior Housing and Skilled Nursing/Transitional Care facilities.
In general, we originate loans and make preferred equity investments when an attractive investment opportunity is presented and either (a) the property is in or near the development phase or (b) the development of the property is completed but the operations of the facility are not yet stabilized. A key component of our strategy related to loan originations and preferred equity investments is our having the option to purchase the underlying real estate that is owned by our borrowers (and that directly or indirectly secures our loan investment) or by the entity in which we have an investment. These options become exercisable upon the occurrence of various criteria, such as the passage of time or the achievement of certain operating goals, and the method to determine the purchase price upon exercise of the option is set in advance based on the same valuation methods we use to value our investments in healthcare real estate. This strategy allows us to diversify our revenue streams and build relationships with operators and developers, and provides us with the option to add new properties to our existing real estate portfolio if we determine that those properties enhance our investment portfolio and stockholder value at the time the options are exercisable.

SABRA HEALTH CARE REIT, INC.
COMPANY FACT SHEET (CONTINUED)
As of June 30, 2016

Market Facts		Credit Ratings
Stock Information
Closing Price (common stock):	$20.64	Moody's:
52-Week range (common stock):	$14.92 - $27.66	Corporate Rating	Ba3
Common Equity Market Capitalization:	$1.3 billion	Unsecured Notes Rating	Ba3
Enterprise Value:	$2.6 billion	Preferred Equity Rating	B2
Outstanding Shares (common stock):	65.3 million	S&P:
		Corporate Rating	BB- (stable)
Ticker symbols:		Unsecured notes/unsecured credit facility	BB
Common Stock	SBRA	Preferred Equity Rating	B-
Preferred Stock	SBRAP	Fitch:
Stock Exchange:	NASDAQ	Corporate Rating	BB+
Governance		Unsecured notes/unsecured credit facility	BB+
ISS Governance QuickScore	2	Preferred Equity Rating	BB-

Portfolio Information
Investment in real estate properties		Real Estate Property Bed/Unit Count
Skilled Nursing/Transitional Care	102	Skilled Nursing/Transitional Care	11,545
Senior Housing	75	Senior Housing	6,775
Acute Care Hospital	1	Acute Care Hospital	70
Total Equity Investments	178	Total Beds/Units	18,390

Investments in loans receivable (1)	14	Countries	2
Preferred Equity Investments (2)	11	U.S. States	36
Total Investments	203	Relationships	34

(1) Our investments in loans receivable include investments secured directly or indirectly by one Skilled Nursing/Transitional Care facility with 141 beds/units, 11 Senior Housing developments with 608 beds/units, and land for two future Senior Housing developments.
(2) Our Preferred Equity Investments include investments in entities owning 10 Senior Housing developments with 1,130 beds/units and one Skilled Nursing/Transitional Care development with 140 beds/units.

See reporting definitions.	2

SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues	$74,249	$56,586	$136,808	$112,158
Net income attributable to common stockholders	34,915	14,275	16,643	31,164
FFO attributable to common stockholders	51,372	27,049	85,279	58,088
Normalized FFO attributable to common stockholders	39,763	32,303	81,133	63,856
AFFO attributable to common stockholders	49,327	30,683	84,097	61,214
Normalized AFFO attributable to common stockholders	38,258	30,790	77,535	61,669
Per common share data attributable to common stockholders:
Diluted EPS	$0.53	$0.24	$0.25	$0.52
Diluted FFO	0.78	0.45	1.30	0.98
Diluted Normalized FFO	0.61	0.54	1.24	1.07
Diluted AFFO	0.75	0.51	1.28	1.02
Diluted Normalized AFFO	0.58	0.52	1.18	1.03

Net cash flow from operations	$69,768	$26,606	$94,494	$51,307

Investment Portfolio	June 30, 2016	December 31, 2015
Real Estate Properties held for investment (1)	178	180
Real Estate Properties held for investment, gross ($)	$2,166,542	$2,277,158
Total Beds/Units	18,390	18,349
Weighted Average Remaining Lease Term (in months)	111	117
Total Investments in Loans Receivable (#)	14	17
Total Investments in Loans Receivable, gross ($) (2)	$80,042	$271,094
Total Preferred Equity Investments (#)	11	10
Total Preferred Equity Investments, gross ($)	$40,957	$29,993
Debt	June 30, 2016	December 31, 2015
Principal Balance
Fixed Rate Debt	$876,996	$877,850
Variable Rate Debt (3)	341,475	519,890
Total Debt	1,218,471	1,397,740

Cash	(103,868)	(7,434)
Net Debt (4)	$1,114,603	$1,390,306

Weighted Average Effective Rate
Fixed Rate Debt	5.17%	5.17%
Variable Rate Debt (3)	2.68%	3.17%
Total Debt	4.47%	4.43%

% of Total
Fixed Rate Debt	71.9%	62.8%
Variable Rate Debt (3)	28.1%	37.2%

Availability Under Revolving Credit Facility	$500,000	$195,000
Available Liquidity (5)	$603,764	$202,412

(1) Included in Real Estate Properties held for investment are two 100% owned Senior Housing facilities leased through RIDEA-compliant structures.
(2) Total Investments in Loans Receivable consists of principal plus capitalized origination fees net of loan loss reserves.
(3) Includes $200.0 million subject to a 2% LIBOR cap and $69.5 million (CAD $90.0 million) subject to a swap agreement that fixes the CDOR rate at 1.59%. Excluding these amounts from variable rate debt equates to 5.9% of total debt being variable rate debt as of June 30, 2016.
(4) Net Debt excludes deferred financing costs and discounts.
(5) Available liquidity represents unrestricted cash, excluding cash associated with a consolidated joint venture, and availability under the revolving credit facility.

See reporting definitions.	3

SABRA HEALTH CARE REIT, INC.
2016 OUTLOOK UPDATE

Net income attributable to common stockholders	$0.90
Add:
Depreciation and amortization	1.05
Loss on sale of real estate	0.07
Impairment of real estate	0.45
FFO attributable to common stockholders	$2.47
Additional default interest income	(0.07)
Lease termination fee	(0.11)
Loss on extinguishment of debt	0.01
Provision for doubtful accounts and loan losses	0.03
Normalized FFO attributable to common stockholders	$2.33

FFO attributable to common stockholders	$2.47
Acquisition pursuit costs	0.03
Stock-based compensation expense	0.13
Straight-line rental income adjustments	(0.34)
Amortization of deferred financing costs	0.08
Non-cash portion of loss on extinguishment of debt	0.01
Provision for doubtful straight-line rental income and loan losses	0.04
AFFO attributable to common stockholders	$2.42
Additional default interest income	(0.07)
Lease termination fee	(0.11)
Normalized AFFO attributable to common stockholders	$2.24

The above guidance assumes all investments completed and acquisitions awarded to Sabra through August 1, 2016 and excludes any impact of the sales of up to 29 facilities currently leased to Genesis contemplated by the memorandum of understanding entered into with Genesis on July 29, 2016. The above guidance also excludes the impact of three facilities to be sold under the sale memorandum of understanding with Genesis. Except as otherwise noted above, the foregoing projections reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

See reporting definitions.	4

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Rental income	$55,297	$49,896	$110,609	$99,401
Interest and other income	16,993	5,999	22,325	11,383
Resident fees and services	1,959	691	3,874	1,374

Total revenues	74,249	56,586	136,808	112,158

Expenses:
Depreciation and amortization	16,405	14,497	34,171	28,647
Interest	16,427	14,052	33,345	27,932
Operating expenses	1,440	499	2,852	997
General and administrative	4,636	9,363	9,350	15,724
Provision for doubtful accounts and loan losses	223	2,972	2,746	4,116
Impairment of real estate	—	—	29,811	—

Total expenses	39,131	41,383	112,275	77,416

Other income (expense):
Loss on extinguishment of debt	—	—	(556)	—
Other income (expense)	2,400	(100)	2,400	(200)
Net (loss) gain on sale of real estate	(52)	1,723	(4,654)	1,723

Total other income (expense)	2,348	1,623	(2,810)	1,523

Net income	37,466	16,826	21,723	36,265

Net loss attributable to noncontrolling interests	9	9	41	20

Net income attributable to Sabra Health Care REIT, Inc.	37,475	16,835	21,764	36,285

Preferred stock dividends	(2,560)	(2,560)	(5,121)	(5,121)

Net income attributable to common stockholders	$34,915	$14,275	$16,643	$31,164

Net income attributable to common stockholders, per:

Basic common share	$0.53	$0.24	$0.25	$0.53

Diluted common share	$0.53	$0.24	$0.25	$0.52

Weighted-average number of common shares outstanding, basic	65,303,057	59,323,799	65,274,845	59,254,895

Weighted-average number of common shares outstanding, diluted	65,503,383	59,543,781	65,454,337	59,510,164

See reporting definitions.	5

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $258,277 and $237,841 as of June 30, 2016 and December 31, 2015, respectively	$1,908,667	$2,039,616
Loans receivable and other investments, net	120,300	300,177
Cash and cash equivalents	103,868	7,434
Restricted cash	8,979	9,813
Prepaid expenses, deferred financing costs and other assets, net	111,532	111,797
Total assets	$2,253,346	$2,468,837

Liabilities
Mortgage notes, net	$174,053	$174,846
Revolving credit facility	—	255,000
Term loans, net	338,860	264,229
Senior unsecured notes, net	686,968	685,704
Accounts payable and accrued liabilities	36,553	35,182
Total liabilities	1,236,434	1,414,961

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of June 30, 2016 and December 31, 2015	58	58
Common stock, $.01 par value; 125,000,000 shares authorized, 65,288,316 and 65,182,335 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	653	652
Additional paid-in capital	1,205,419	1,202,541
Cumulative distributions in excess of net income	(180,003)	(142,148)
Accumulated other comprehensive loss	(9,280)	(7,333)
Total Sabra Health Care REIT, Inc. stockholders’ equity	1,016,847	1,053,770
Noncontrolling interests	65	106
Total equity	1,016,912	1,053,876
Total liabilities and equity	$2,253,346	$2,468,837

See reporting definitions.	6

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$21,723	$36,265
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,171	28,647
Non-cash interest income adjustments	443	212
Amortization of deferred financing costs	2,494	2,529
Stock-based compensation expense	3,652	4,672
Amortization of debt discount	54	51
Loss on extinguishment of debt	556	—
Straight-line rental income adjustments	(11,117)	(11,834)
Provision for doubtful accounts and loan losses	2,746	4,116
Change in fair value of contingent consideration	(50)	200
Net loss (gain) on sales of real estate	4,654	(1,723)
Impairment of real estate	29,811	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	3,265	(11,292)
Accounts payable and accrued liabilities	4,324	1,014
Restricted cash	(2,232)	(1,550)

Net cash provided by operating activities	94,494	51,307
Cash flows from investing activities:
Acquisitions of real estate	—	(301,851)
Origination and fundings of loans receivable	(6,283)	(21,737)
Origination and fundings of preferred equity investments	(6,172)	(5,131)
Additions to real estate	(874)	(1,033)
Repayment of loans receivable	193,893	2,052
Release of contingent consideration held in escrow	—	5,240
Net proceeds from the sale of real estate	75,456	1,800

Net cash provided by (used in) investing activities	256,020	(320,660)
Cash flows from financing activities:
Net (repayments of) proceeds from revolving credit facility	(255,000)	54,000
Proceeds from term loans	69,360	73,242
Principal payments on mortgage notes	(2,060)	(1,340)
Payments of deferred financing costs	(5,931)	(834)
Issuance of common stock, net	(1,289)	140,062
Dividends paid on common and preferred stock	(59,288)	(51,343)

Net cash (used in) provided by financing activities	(254,208)	213,787

Net increase (decrease) in cash and cash equivalents	96,306	(55,566)
Effect of foreign currency translation on cash and cash equivalents	128	(185)
Cash and cash equivalents, beginning of period	7,434	61,793

Cash and cash equivalents, end of period	$103,868	$6,042
Supplemental disclosure of cash flow information:
Interest paid	$30,581	$25,441
Supplemental disclosure of non-cash investing and financing activities:
Assumption of mortgage indebtedness	$—	$19,677

See reporting definitions.	7

SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF FFO, NORMALIZED FFO, AFFO AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income attributable to common stockholders	$34,915	$14,275	$16,643	$31,164
Add:
Depreciation of real estate assets	16,405	14,497	34,171	28,647
Net loss (gain) on sales of real estate	52	(1,723)	4,654	(1,723)
Impairment of real estate	—	—	29,811	—
FFO attributable to common stockholders	$51,372	$27,049	$85,279	$58,088

Additional default interest income	(8,850)	—	(4,212)	—
Lease termination fee	(2,098)	—	(2,098)	—
Non-recurring or unusual acquisition pursuit costs	—	4,293	—	4,293
Loss on extinguishment of debt	—	—	556	—
Provision for doubtful accounts and loan losses (1)	(409)	854	1,860	1,020
Other normalizing items	(252)	107	(252)	455
Normalized FFO attributable to common stockholders	$39,763	$32,303	$81,133	$63,856

FFO	$51,372	$27,049	$85,279	$58,088
Acquisition pursuit costs	82	5,131	171	5,441
Stock-based compensation expense	1,834	1,754	3,652	4,672
Straight-line rental income adjustments	(5,524)	(6,178)	(11,117)	(11,834)
Amortization of deferred financing costs	1,273	1,268	2,494	2,529
Non-cash portion of loss on extinguishment of debt	—	—	556	—
Change in fair value of contingent consideration	(50)	100	(50)	200
Provision for doubtful straight-line rental income and loan losses	92	1,434	$2,615	$1,855
Other non-cash adjustments	248	125	$497	$263
AFFO attributable to common stockholders	$49,327	$30,683	$84,097	$61,214

Additional default interest income	(8,850)	—	(4,212)	—
Lease termination fee	(2,098)	—	(2,098)	—
Provision for doubtful cash income (1)	131	—	—	—
Other normalizing items	(252)	107	(252)	455
Normalized AFFO attributable to common stockholders	$38,258	$30,790	$77,535	$61,669
Amounts per diluted common share attributable to common stockholders:
Net income	$0.53	$0.24	$0.25	$0.52

FFO	$0.78	$0.45	$1.30	$0.98

Normalized FFO	$0.61	$0.54	$1.24	$1.07

AFFO	$0.75	$0.51	$1.28	$1.02

Normalized AFFO	$0.58	$0.52	$1.18	$1.03

Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	65,503,383	59,543,781	65,454,337	59,510,164
AFFO and Normalized AFFO	65,784,776	59,742,209	65,783,312	59,733,598

(1) See Reporting Definitions for definition of Normalized FFO and Normalized AFFO for further information.

See reporting definitions.	8

SABRA HEALTH CARE REIT, INC.
CAPITALIZATION
(dollars in thousands, except per share data)

Debt	June 30, 2016	December 31, 2015
Mortgage notes	$176,996	$177,850
Revolving credit facility	—	255,000
Term loans	341,475	264,890
Senior unsecured notes	700,000	700,000

Total Principal Balance	1,218,471	1,397,740
Deferred financing costs and discounts	(18,590)	(17,961)
Total Debt, net	$1,199,881	$1,379,779

Revolving Credit Facility	June 30, 2016	December 31, 2015
Credit facility availability	$500,000	$195,000
Credit facility capacity	500,000	450,000

Enterprise Value
As of June 30, 2016	Shares Outstanding	Price	Value
Common stock	65,288,316	$20.64	$1,347,551
Preferred stock	5,750,000	26.16	150,420
Total debt			1,218,471
Cash and cash equivalents			(103,868)

Total Enterprise Value			$2,612,574

As of December 31, 2015	Shares Outstanding	Price	Value
Common stock	65,182,335	$20.23	$1,318,639
Preferred stock	5,750,000	25.25	145,188
Total debt			1,397,740
Cash and cash equivalents			(7,434)

Total Enterprise Value			$2,854,133

Common Stock and Equivalents	Weighted Average Common Shares
	Three Months Ended June 30, 2016		Six Months Ended June 30, 2016
	EPS, FFO and Normalized FFO	AFFO and Normalized AFFO	EPS, FFO and Normalized FFO	EPS, AFFO and Normalized AFFO
Common stock	65,274,722	65,274,722	65,247,412	65,247,412
Common equivalents	28,335	28,335	27,433	27,433

Basic common and common equivalents	65,303,057	65,303,057	65,274,845	65,274,845
Dilutive securities:
Restricted stock and units	200,326	481,719	179,492	508,467

Diluted common and common equivalents	65,503,383	65,784,776	65,454,337	65,783,312

See reporting definitions.	9

SABRA HEALTH CARE REIT, INC.
INDEBTEDNESS
June 30, 2016
(dollars in thousands)

	Principal	Weighted Average Effective Rate (1)	% of Total
Fixed Rate Debt
Secured mortgage debt	$176,996	4.01%	14.5%
Unsecured senior notes	700,000	5.46%	57.4%

Total fixed rate debt	876,996	5.17%	71.9%
Variable Rate Debt
Term loans (2)	341,475	2.68%	28.1%

Total Debt	$1,218,471	4.47%	100.0%
Secured Debt
Secured mortgage debt	$176,996	4.01%	14.5%
Unsecured Debt
Unsecured senior notes	700,000	5.46%	57.4%
Term loans (2)	341,475	2.68%	28.1%

Total unsecured debt	1,041,475	4.55%	85.5%

Total Debt	$1,218,471	4.47%	100.0%

(1) Weighted average effective interest rate includes private mortgage insurance and impact of interest rate swap and cap agreements.
(2) Includes $200.0 million subject to a 2% LIBOR cap and $69.5 million (CAD $90.0 million) subject to a swap agreement that fixes CDOR at 1.59%. Excluding these amounts from variable rate debt equates to 5.9% of total debt being variable rate debt as of June 30, 2016.

Maturities	Secured Mortgage Debt		Unsecured Senior Notes		Term Loans		Revolving Credit Facility (2)		Total
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
7/1/16-12/31/16	$2,101	3.56%	$—	—	$—	—	$—	—	$2,101	3.56%
2017	4,311	3.58%	—	—	—	—	—	—	4,311	3.58%
2018	4,459	3.58%	—	—	—	—	—	—	4,459	3.58%
2019	4,612	3.59%	—	—	—	—	—	—	4,612	3.59%
2020	4,771	3.59%	—	—	—	—	—	2.47%	4,771	3.59%
2021	20,178	3.60%	500,000	5.50%	341,475	2.68%	—	—	861,653	4.34%
2022	4,503	3.59%	—	—	—	—	—	—	4,503	3.59%
2023	4,658	3.60%	200,000	5.38%	—	—	—	—	204,658	5.34%
2024	4,817	3.61%	—	—	—	—	—	—	4,817	3.61%
2025	4,983	3.62%	—	—	—	—	—	—	4,983	3.62%
Thereafter	117,603	3.74%	—	—	—	—	—	—	117,603	3.74%
Total principal balance	176,996		700,000		341,475		—		1,218,471
Discount	—		(570)		—		—		(570)
Deferred financing costs	(2,943)		(12,462)		(2,615)		—		(18,020)
Total debt, net	$174,053		$686,968		$338,860		$—		$1,199,881
Wtd. avg. maturity/years	25.1		5.3		4.5		3.5		7.9
Wtd. avg. effective interest rate(3)	4.01%		5.46%		2.68%		2.47%		4.47%

(1) Represents actual contractual interest rates excluding private mortgage insurance.
(2) Revolving Credit Facility is subject to two six-month extension options.
(3) Weighted average effective interest rate includes private mortgage insurance and impact of interest rate swap and cap agreements.

See reporting definitions.	10

SABRA HEALTH CARE REIT, INC.
KEY CREDIT STATISTICS (1)

	June 30, 2016	December 31, 2015
Net Debt to Adjusted EBITDA (2)	5.09x	5.85x
Interest Coverage	4.14x	4.19x
Fixed Charge Coverage Ratio	3.19x	3.21x
Total Debt/Asset Value	44%	47%
Secured Debt/Asset Value	6%	6%
Unencumbered Assets/Unsecured Debt	239%	220%

Cost of Permanent Debt (3)	4.47%	4.68%

Corporate Ratings (Moody's / S&P / Fitch)	Ba3 / BB- / BB+	Ba3 / BB- / BB+

(1) Key credit statistics are calculated in accordance with the credit agreement (excluding net debt to adjusted EBITDA) relating to the revolving credit facility and the indentures relating to our unsecured senior notes.
(2) Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization ("EBITDA") excluding the impact of stock-based compensation expense under the Company's long-term equity award program, asset-specific loan loss reserves, and out of period reserves and is further adjusted to give effect to acquisitions and dispositions completed as of and subsequent to the date reported as though such acquisitions and dispositions occurred at the beginning of the period. Net Debt excludes deferred financing costs and discounts.
(3) Excludes revolving credit facility balance which had an interest rate of 2.47% and 3.03% as of June 30, 2016 and December 31, 2015, respectively.

See reporting definitions.	11

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY
June 30, 2016
(dollars in thousands)
Total Property Portfolio

			GAAP Rental Income (1)		Number of Beds/Units
	Number of Properties		Three Months Ended June 30,
Facility Type		Investment	2016	2015
Skilled Nursing/Transitional Care	102	$1,043,771	$34,156	$28,905	11,545
Senior Housing	75	1,061,131	19,768	16,585	6,775
Acute Care Hospital	1	61,640	1,373	4,406	70
Total	178	$2,166,542	$55,297	$49,896	18,390

	Coverage
	EBITDAR (2)		EBITDARM (2)		Occupancy Percentage (2)		Skilled Mix (2)
	Twelve Months Ended June 30,
Facility Type	2016	2015	2016	2015	2016	2015	2016	2015
Skilled Nursing/Transitional Care	1.43x	1.18x	1.75x	1.55x	86.6%	87.5%	40.8%	38.0%
Senior Housing	1.17x	1.26x	1.34x	1.46x	90.1%	90.4%	NA	NA

Twelve Months Ended June 30,
Fixed Charge Coverage Ratio (3)	2016	2015
Genesis Healthcare, Inc. (4)	1.27x	1.27x
Tenet Health Care Corporation	2.18x	2.41x
Holiday AL Holdings LP	1.18x	1.19x

Same Store Property Portfolio (5)

		Cash Rent
		Three Months Ended June 30,
Facility Type	Number of Properties	2016	2015
Skilled Nursing/Transitional Care	88	$25,381	$24,587
Senior Housing	48	12,468	11,994
Acute Care Hospital	1	1,256	1,244
Total	137	39,105	37,825

	Coverage
	EBITDAR (2)		EBITDARM (2)		Occupancy Percentage (2)		Skilled Mix (2)
	Twelve Months Ended June 30,
Facility Type	2016	2015	2016	2015	2016	2015	2016	2015
Skilled Nursing/Transitional Care	1.26x	1.18x	1.60x	1.56x	86.2%	87.5%	39.2%	38.0%
Senior Housing	1.35x	1.26x	1.55x	1.46x	90.8%	90.4%	NA	NA

(1) Rental income includes $5.5 million and $6.2 million of straight-line rental income adjustments for the three months ended June 30, 2016 and 2015, respectively, and does not include rental income from RIDEA-compliant structures.
(2) Occupancy Percentage, Skilled Mix, EBITDARM, EBITDAR and related coverages (collectively, “Facility Statistics”), include only Stabilized Facilities acquired before the three months ended June 30, 2016 and only for periods when the property was operated subject to a lease with the Company. Facility statistics are only included in periods subsequent to our acquisition and stabilization. In addition, Facility Statistics exclude the impact of strategic disposition candidates and facilities leased through RIDEA-compliant structures. EBITDARM Coverage and EBITDAR Coverage exclude tenants with significant corporate guarantees. All Facility Statistics are presented one quarter in arrears.
(3) Fixed Charge Coverage Ratio is presented one quarter in arrears for tenants with significant corporate guarantees. See Reporting Definitions for definition of Fixed Charge Coverage Ratio.
(4) Fixed charge coverage ratio for Genesis Healthcare, Inc. for the twelve months ended June 30, 2015 includes the pro forma impact of the Skilled Healthcare acquisition which was completed February 2, 2015.
(5) Same store Facility Statistics consist of Stabilized Facilities held or acquired before April 1, 2015 and exclude disposed facilities.

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY (CONTINUED)
June 30, 2016
(dollars in thousands)

Loans Receivable and Other Investments

Loan Type	Number of Loans	Facility Type	Principal Balance as of June 30, 2016	Book Value as of June 30, 2016	Weighted Average Contractual Interest Rate	Weighted Average Annualized Effective Interest Rate	Interest Income Three Months Ended June 30, 2016 (1)	Maturity Date
Mortgage	6	Skilled Nursing / Senior Housing	$54,211	$54,282	9.1%	8.9%	$573	8/12/16- 4/30/18
Construction	3	Senior Housing	15,339	15,444	9.9%	9.8%	381	10/31/18- 3/31/21
Mezzanine	1	Skilled Nursing / Senior Housing	9,640	9,666	11.0%	10.8%	268	08/31/17
Pre-development	3	Senior Housing	3,847	3,895	9.0%	7.7%	76	1/28/17 - 9/09/17
Debtor-in-possession	1	Acute Care Hospital	2,216	2,216	5.0%	5.0%	—	NA

	14		$85,253	$85,503	9.4%	9.1%	$1,298

Loan loss reserve			—	(6,160)
			$85,253	$79,343

Other Investment Type	Number of Investments	Facility Type	Total Funding Commitments	Amount Funded as of June 30, 2016	Book Value as of June 30, 2016	Rate of Return	Other Income Three Months Ended June 30, 2016
Preferred Equity	11	Skilled Nursing / Senior Housing	$35,683	$35,152	$40,957	12.9%	$1,129

(1) Includes interest income related to loans receivable investments held as of June 30, 2016.

See reporting definitions.	12

SABRA HEALTH CARE REIT, INC.
PORTFOLIO CONCENTRATIONS (1)

Annualized Revenue Concentration

On a pro forma basis, assuming that the investments described on pages 19 to 21 were completed as of June 30, 2016, Genesis annualized revenue concentration decreases to 32.4%.

Annualized Revenue by Asset Class

Annualized Tenant/Borrower Revenue Concentration (2)

(1) Annualized Revenue consists of annual straight-line rental revenues under leases and interest and other income generated by the Company's loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented.
(2) Tenant and borrower revenue presented one quarter in arrears.

See reporting definitions.	13

SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
June 30, 2016

Property Type

Location	Skilled Nursing/Transitional Care	Senior Housing	Acute Care Hospital	Total	% of Total
Texas	5	10	1	16	9.0%
New Hampshire	14	2	—	16	9.0
Kentucky	13	1	—	14	7.9
Connecticut	9	2	—	11	6.2
Michigan	—	10	—	10	5.6
Florida	5	5	—	10	5.6
Canada	—	10	—	10	5.6
Ohio	8	—	—	8	4.5
Oklahoma	6	1	—	7	3.9
Maryland	5	1	—	6	3.4
Other (27 states)	37	33	—	70	39.3

Total	102	75	1	178	100.0%

% of Total properties	57.3%	42.1%	0.6%	100.0%

Distribution of Beds/Units

	Total Number of Properties	Bed/Unit Type
Location		Skilled Nursing/Transitional Care	Senior Housing	Acute Care Hospital	Total	% of Total
New Hampshire	16	1,469	235	—	1,704	9.3%
Texas	16	605	830	70	1,505	8.2
Connecticut	11	1,350	140	—	1,490	8.1
Florida	10	660	620	—	1,280	7.0
Kentucky	14	1,044	68	—	1,112	6.0
Canada	10	—	939	—	939	5.1
Ohio	8	900	—	—	900	4.9
Maryland	6	823	64	—	887	4.8
Nebraska	6	400	297	—	697	3.8
Colorado	5	509	132	—	641	3.5
Other (27 states)	76	3,785	3,450	—	7,235	39.3

Total	178	11,545	6,775	70	18,390	100.0%

% of Total beds/units		62.8%	36.8%	0.4%	100.0%

See reporting definitions.	14

SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
June 30, 2016
(dollars in thousands)

Investment

Location	Total Number of Properties	Skilled Nursing/Transitional Care	Senior Housing	Acute Care Hospital	Total	% of Total
Texas	16	$65,625	$174,556	$61,640	$301,821	13.9%
Maryland	6	239,285	6,566	—	245,851	11.3
Canada (1)	10	—	155,192	—	155,192	7.2
Connecticut	11	116,075	29,170	—	145,245	6.7
Florida	10	29,507	92,843	—	122,350	5.6
Delaware	4	95,780	—	—	95,780	4.4
Nebraska	6	63,088	28,297	—	91,385	4.2
New Hampshire	16	74,619	12,310	—	86,929	4.0
North Carolina	3	9,489	67,272	—	76,761	3.5
Michigan	10	—	74,413	—	74,413	3.4
Other (27 states)	86	350,303	420,512	—	770,815	35.8

Total	178	$1,043,771	$1,061,131	$61,640	$2,166,542	100.0%

% of Total Properties		48.2%	49.0%	2.8%	100.0%

(1) Investment balance in Canada is based on the exchange rate as of June 30, 2016 of $0.7718 per CAD $1.00.

See reporting definitions.	15

SABRA HEALTH CARE REIT, INC.
PORTFOLIO LEASE EXPIRATIONS (1)
June 30, 2016
(dollars in thousands)

	2016-2019	2020	2021	2022	2023	2024	2025	Thereafter	Total
Skilled Nursing/Transitional Care
Properties	1	26	30	12	—	9	4	20	102
Beds/Units	120	2,957	3,503	893	—	1,056	559	2,457	11,545
Annualized Revenues	$850	$27,066	$30,350	$10,383	—	$13,533	$5,141	$49,302	$136,625
Senior Housing
Properties	—	2	3	12	—	10	20	26	73
Beds/Units	—	266	212	694	—	752	1,460	3,257	6,641
Annualized Revenues	—	1,996	1,402	8,935	—	7,087	17,413	43,619	80,452
Acute Care Hospital
Properties	—	—	—	—	—	—	—	1	1
Beds/Units	—	—	—	—	—	—	—	70	70
Annualized Revenues	—	—	—	—	—	—	—	5,493	5,493

Total Properties	1	28	33	24	—	19	24	47	176

Total Beds/Units	120	3,223	3,715	1,587	—	1,808	2,019	5,784	18,256

Total Annualized Revenues	$850	$29,062	$31,752	$19,318	$—	$20,620	$22,554	$98,414	$222,570

% of Revenue	0.4%	13.1%	14.3%	8.7%	—	9.3%	10.1%	44.1%	100.0%

(1) Excludes two Senior Housing facilities that are part of the consolidated RIDEA-compliant structures.

See reporting definitions.	16

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY

Poet's Walk of Fredericksburg

•Investment Date:	July 14, 2016

•Investment Amount:	$23.0 million

•Investment Type:	Real Estate

•Number of Properties:	1

•Location:	Fredericksburg, VA

•Available Beds/Units:	68

•Property Type:	Senior Housing

•Annualized GAAP Income:	$2.1 million

•Initial Cash Yield:	7.50%

See reporting definitions.	17

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY

NMS - Springbrook

•Investment Date:	July 26, 2016

•Investment Amount:	$50.0 million

•Investment Type:	Real Estate

•Number of Properties:	1

•Location:	Silver Spring, MD

•Available Beds/Units:	93

•Property Type:	Skilled Nursing Facility

•Annualized GAAP Income:	$5.2 million

•Initial Cash Yield:	8.75%

See reporting definitions.	18

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY

Poet's Walk at Chandler Oaks

•Investment Date:	August 1, 2016

•Investment Amount:	$14.6 million

•Investment Type:	Real Estate

•Number of Properties:	1

•Location:	Round Rock, TX

•Available Beds/Units:	68

•Property Type:	Senior Housing

•Annualized GAAP Income:	$1.4 million

•Initial Cash Yield:	7.50%

See reporting definitions.	19

SABRA HEALTH CARE REIT, INC.
PRO FORMA INFORMATION

The following pro forma information assumes that (i) the sale of the Forest Park - Frisco hospital, (ii) the repayment of the Forest Park - Fort Worth construction loan and the Forest Park - Dallas mortgage loan, (iii) the repayment of our revolving credit facility with proceeds from the sale and repayments of the Forest Park investments, and (iv) the acquisition activity on pages 19 to 21 were completed as of March 31, 2016. The acquisition activity on pages 19 to 21 was funded with available cash, resulting in pro forma cash of $16.2 million and available liquidity of $516.2 million.
(dollars in thousands, except per share amounts)

	Three Months Ended June 30, 2016	Adjustments		Pro Forma Three Months Ended June 30, 2016
		Investments	Financing
Total revenues	$74,249	$(12,203)	$—	$62,046
Total expenses	39,131	1,697	(628)	40,200
Total other income	2,348	52	—	2,400

Net income	37,466	(13,848)	628	24,246

Net loss attributable to noncontrolling interests	9	—	—	9

Net income attributable to Sabra Health Care REIT, Inc.	37,475	(13,848)	628	24,255

Preferred stock dividends	(2,560)	—	—	(2,560)

Net income attributable to common stockholders	$34,915	$(13,848)	$628	$21,695
Add:
Depreciation of real estate assets	16,405	697	—	17,102
Net loss on sales of real estate	52	(52)	—	—

FFO attributable to common stockholders	$51,372	$(13,203)	$628	$38,797

Normalizing Items	(11,609)	8,850	—	(2,759)
Normalized FFO attributable to common stockholders	$39,763	$(4,353)	$628	$36,038

FFO attributable to common stockholders	$51,372	$(13,203)	$628	$38,797
Acquisition pursuit costs	82	1,000	—	1,082
Stock-based compensation expense	1,834	—	—	1,834
Straight-line rental income adjustments	(5,524)	(383)	—	(5,907)
Amortization of deferred financing costs	1,273	—	—	1,273
Change in fair value of contingent consideration	(50)	—	—	(50)
Provision for doubtful straight-line rental income and loan losses	92	—	—	92
Other non-cash adjustments	248	—	—	248
AFFO attributable to common stockholders	$49,327	$(12,586)	$628	$37,369

Normalizing items	(11,069)	8,850	—	(2,219)
Normalized AFFO attributable to common stockholders	$38,258	$(3,736)	$628	$35,150
Amounts per diluted common share:
Net income attributable to common stockholders	$0.53			$0.33

FFO attributable to common stockholders	$0.78			$0.59

Normalized FFO attributable to common stockholders	$0.61			$0.55

AFFO attributable to common stockholders	$0.75			$0.57

Normalized AFFO attributable to common stocholders	$0.58			$0.53

Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	65,503,383			65,503,383
AFFO and Normalized AFFO	65,784,776			65,784,776

See reporting definitions.	20

SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

Acute Care Hospital. A facility designed to provide extended medical and rehabilitation care for patients who are clinically complex and have multiple acute or chronic conditions.
Annualized Revenues. The annual straight-line rental revenues under leases and interest and other income generated by the Company's loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries or additional rents.  The Company uses Annualized Revenues for the purpose of determining revenue concentrations and lease expirations.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives EBITDAR and other information from its operators/tenants and relevant guarantors and utilizes EBITDAR as a supplemental measure of their ability to generate sufficient liquidity to meet related obligations to the Company. All facility and tenant financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company and is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased through RIDEA-compliant structures. The Company only includes EBITDAR for Stabilized Facilities acquired before the beginning of the current quarter and only for periods when the property was operated subject to a lease with the Company. EBITDAR for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
EBITDAR Coverage. EBITDAR for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent. Cash rent used for recently acquired facilities and facilities subject to lease restructuring is the first year rental rate. EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased through RIDEA-compliant structures. The Company only includes EBITDAR Coverage for Stabilized Facilities acquired before the beginning of the current quarter and only for periods when the property was operated subject to a lease with the Company. EBITDAR Coverage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDAR Coverage is not presented for tenants with significant corporate guarantees.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure. All facility financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased through RIDEA-compliant structures. The Company only includes EBITDARM for Stabilized Facilities acquired before the beginning of the current quarter and only for periods when the property was operated subject to a lease with the Company. EBITDARM for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
EBITDARM Coverage. EBITDARM for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent. Cash rent used for recently acquired facilities and facilities subject to lease restructurings is the first year rental rate. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased through RIDEA-compliant structures. The Company only includes EBITDARM Coverage for Stabilized Facilities acquired before the beginning of the current quarter and only for periods when the property was operated subject to a lease with the Company. EBITDARM Coverage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDARM Coverage is not presented for tenants with significant corporate guarantees.
Enterprise Value. The Company believes Enterprise Value is an important measurement as it is a measure of a company’s value. We calculate Enterprise Value as market equity capitalization plus debt. Market equity capitalization is calculated as the number of shares of common stock multiplied by the closing price of our common stock on the last day of the period presented. Total Enterprise Value includes our market equity capitalization and consolidated debt, less cash and cash equivalents.
Fixed Charge Coverage Ratio. EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the

21

SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.
Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company's operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and real estate impairment charges. AFFO is defined as FFO excluding straight-line rental income adjustments, stock-based compensation expense, amortization of deferred financing costs, acquisition pursuit costs, as well as other non-cash revenue and expense items (including provisions and write-offs related to straight-line rental income, provision for loan losses, changes in fair value of contingent consideration, amortization of debt premiums/discounts and non-cash interest income adjustments). The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does.
Investment. Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization.
Market Capitalization. Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period.

Normalized FFO and Normalized AFFO. Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does. Prior to the third quarter of 2015, the Company normalized 100% of straight-line rental income write-offs.  In the third quarter of 2015, Sabra established a policy for normalizing write-offs and provisions for doubtful accounts to the extent in excess of any rental or interest income recognized during the period presented. The amounts for prior periods have been revised to conform to the current presentation.
Occupancy Percentage. Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy for independent living facilities can be greater than 100% for a given period as multiple residents could occupy a single unit. All facility financial performance data were derived solely from information provided by operators/tenants without independent verification by the Company. All facility financial performance data are presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased through RIDEA-compliant structures. The Company includes Occupancy Percentage for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. Occupancy Percentage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.

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SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

Senior Housing. Senior housing facilities include independent living, assisted living, continuing care retirement community and memory care facilities.
Skilled Mix. Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for any given period. All facility financial performance data were derived solely from information provided by the Company's tenants without independent verification by the Company. All facility financial performance data are presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased through RIDEA-compliant structures. The Company includes Skilled Mix for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. Skilled Mix for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
Skilled Nursing/Transitional Care. Skilled nursing/transitional care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.
Stabilized Facility. At the time of acquisition, the Company classifies each facility as either stabilized or pre-stabilized. Circumstances that would result in an acquired facility being classified as pre-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care and 90% for Senior Housing Facilities) but in no event beyond 24 months after the date of classification as pre-stabilized. Stabilized Facilities exclude facilities leased through RIDEA-compliant structures.
Total Debt. The carrying amount of the Company’s revolving credit facility, term loan, senior unsecured notes, and mortgage indebtedness, as reported in the Company’s condensed consolidated financial statements.

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